Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Princeton Bancorp, Inc (the “Company”) on Form 10-K for the period ended December 31, 2023 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward Dietzler
Edward Dietzler
President and Chief Executive Officer
(Principal Executive Officer)

/s/ George S. Rapp
George S. Rapp
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

March 25, 2024